Exhibit (j)(1)
                               CONSENT OF COUNSEL

         We hereby consent to the use of our name and the reference to our Firm in the Prospectuses and under the caption "Counsel" in the Statement of Additional Information that are included in this Post-Effective Amendment No. 77 under the Securities Act of 1933, as amended, and Amendment No. 78 under the Investment Company Act of 1940, as amended, to the Registration statement on Form N-1A of Allegiant Funds.

                                                  /s/ Drinker Biddle & Reath LLP
                                                  ------------------------------
                                                  Drinker Biddle & Reath LLP

Dated:   July 28, 2006